Exhibit 10.49

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

ROLLOVER AND MASTER BRANDING AGREEMENT

This ROLLOVER AND MASTER BRANDING AGREEMENT (“Agreement”) dated as of January 4, 2019, is between GPM PETROLEUM, LLC, a Delaware limited liability company with offices at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227 (“JOBBER”), and MARATHON PETROLEUM COMPANY LP, a Delaware limited partnership with offices at 539 South Main Street, Findlay, Ohio 45840 (“MPC”), each a “Party” and together referred to as the “Parties”.

The Parties agree:

1.	Defined Terms. As used in this Agreement:

(a) “Committed Volume” means the annual gasoline sales volume, as agreed by JOBBER and MPC associated with a motor fuel retail outlet to be added to exhibit A in accordance with Section 7.

(b) “Contract Year” means each of the eight periods of 365/366 days during the Term commencing on October 1, 2018.

(c) “Distillate Differential Amount” means that amount equal to the simple monthly average of the differences, calculated for each day of each calendar month, per terminal, between the posted net rack price (adjusted for taxes) of the MARATHON® branded distillate product and the posted rack price (adjusted for taxes) of the same commodity as MPC unbranded distillate product. If no MPC unbranded rack price is posted for the date of purchase, no differential will be calculated.

(d) “Existing Agreements” means the Master Rollover and Master Improvement Agreement between JOBBER and MPC dated March 29, 2016, as amended by First Amendment to Master Rollover and Master Improvement Agreement dated December 8, 2016, as amended by Second Amendment to Master Rollover and Master Improvement Agreement dated November 6, 2017.

(e) “Extension Period” means the total period, if any, commencing October 1, 2026, by which JOBBER has elected to extend the Term pursuant to Section 3(e).

(f) “Gasoline Deficiency Amount” means with respect to a Contract Year, the lesser of (i) that amount calculated by multiplying $0.0220 by the number of gallons by which the volume of MARATHON® branded gasoline purchased by JOBBER directly from MPC and delivered to the Retail Outlets, for resale at retail in the Contract Year, is short of the Minimum Annual Gasoline Volume; and (ii) $[***].

(g) “Image and Identification Standards” means MPC’s image and identification standards, as MPC may change such standards on one or more occasion during the Term, for the display of trademarks, service marks, trade names, trade dress, brand names, grade designations, logos, insignia, canopy striping and other color schemes and design schemes in the advertising and marketing of petroleum products at MARATHON® branded outlets. As of the date of this Agreement, Image and Identification Standards includes those standards published via MPC’s web portal for MARATHON® brand jobbers, a copy of which JOBBER acknowledges having accessed, read, and understood.

(h) “Investment Part A” means the total consideration granted by MPC to JOBBER in accordance with Section 2(a)(1): $[***].

(i) “Investment Part B” means the total consideration granted by MPC to JOBBER in accordance with Section 2(a)(2): $[***].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(j) “Minimum Annual Gasoline Volume” means [***] gallons of MARATHON® branded gasoline purchased by JOBBER directly from MPC and delivered to the Retail Outlets for resale at retail.

(k) “Minimum Station Count” means [***] MARATHON® branded motor fuel retail outlets maintained and supplied by JOBBER for a particular Contract Year.

(l) “Monthly Threshold Volume” means [***] gallons of MARATHON® branded gasoline purchased by JOBBER directly from MPC and delivered by JOBBER to the Retail Outlets, for resale at retail.

(m) “PMPA” means The Petroleum Marketing Practices Act, 15 U.S.C. §2801 et seq.

(n) “Product Supply Agreement” means the agreement in force between the Parties pursuant to which MPC supplies JOBBER with MARATHON® branded petroleum products for resale under the MARATHON® trademark and brand name.

(o) “Retail Outlets” means the motor fuel retail outlets listed on exhibit A.

(p) “Select Terminals” means light products terminals located in Kentucky, Illinois, Indiana, Ohio, Michigan, North Carolina, South Carolina, Tennessee, Virginia, and Wisconsin from which MPC makes available MARATHON® branded gasoline and MARATHON® branded distillate becomes unavailable for any reason at any terminal within the foregoing list, then MPC may designate, in writing, another terminal in lieu of such terminal, in MPC’s reasonable discretion, and such terminal shall be deemed one of the Select Terminals for purposes of the Agreement. “Select Terminal” means any one of the Select Terminals.

(q) “Supplemental Investment” means the total funds advanced by MPC to JOBBER in accordance with Section 7 (c).

(r) “Term” means the period from October 1, 2018 and ending on the later of (i) September 30, 2026, or (ii) the last day of the Extension Period.

(s) “Termination Event” means:

(1) the failure of JOBBER to pay when due any Gasoline Deficiency Amount or other amount due from JOBBER to MPC pursuant to this Agreement that is not cured within three (3) days of JOBBER’s receipt of written notice of breach or nonperformance sent by certified mail or commercial carrier;

(2) the failure of JOBBER to meet both the Monthly Threshold Volume and the Minimum Station Count for three (3) consecutive months;

(3) the termination or non-renewal, within the meaning of the PMPA, of the Product Supply Agreement or the franchise relationship created or embodied by the Product Supply Agreement;

(4) the Retail Outlets are no longer MARATHON® branded motor fuel retail outlets;

(5) MPC determines that any of the Retail Outlets are not supplied by JOBBER with MARATHON® branded petroleum products;

(6) JOBBER’s attempted assignment of any of its rights or interests, in whole or in part, or JOBBER’s attempted delegation of any of its duties, under this Agreement without the prior written consent of MPC; or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(7) JOBBER’s material breach or nonperformance of any of its respective obligations under this Agreement not otherwise specified in subsections (1) through (7) that is not cured within 30 days following the date MPC sends to JOBBER, via certified mail, return receipt requested, written notice of breach or nonperformance.

(t) “Total Investment” means the sum of Investment Part A, Investment Part B, and Supplemental Investment.

2.	Release of Existing Agreements.

(a) Balances Due. As of October 1, 2018:

(1) Investment Part A.

(A) the total unamortized balance of the MPC’s investment due from JOBBER under the Existing Agreements is $[***]; and

(B) the balance due to MPC from JOBBER for reimbursement of rebates paid to JOBBER under the Existing Agreements as a result of the early termination thereof is $[***].

(2) Investment Part B.

(A) the total unamortized balance of the MPC’s investment due from JOBBER under the Existing Agreements is $[***].

(b) Release. MPC and JOBBER release each other from their respective obligations under the Existing Agreements as of October 1, 2018, which Existing Agreement will thereupon terminate and have no further legal force or effect.

3.	Investment and Repayment.

(a) Amount of Investment Part A. MPC grants to JOBBER, and JOBBER accepts and receives from MPC, on and as of October 1, 2018, consideration having a value equal to the sum of the amounts identified in Section 2(a)(1)(A) and Section 2(a)(1)(B), the sufficiency of which JOBBER acknowledges.

(b) Amount of Investment Part B. MPC grants to JOBBER, and JOBBER accepts and receives from MPC, on and as of October 1, 2018, consideration having a value equal to the sum of the amounts identified in Section 2(a)(2)(A), the sufficiency of which JOBBER acknowledges.

(c) Amortization of Investment Part A. Upon the expiration of each month of the Term, Investment Part A will amortize by an amount derived by multiplying 1/60.

(d) Amortization of Investment Part B. Upon the expiration of each month of the Term, Investment Part B will amortize by an amount derived by multiplying 1/8.

(e) Supplemental Investment. MPC shall remit the Supplemental Investment to JOBBER, pursuant to and with respect to motor fuel retail outlets added to exhibit A pursuant to Section 7, subject to the conditions of this Agreement.

(f) Amortization of Supplemental Investment. Any disbursement of Supplemental Investment will amortize monthly commencing with the month in which the Supplemental Investment is disbursed until fully amortized. The amount of monthly amortization shall be that amount determined by multiplying the amount of the Supplemental Investment disbursement by a fraction, the numerator which is (1), and the denominator of which is the number of months remaining in the Term, including the month in which the Supplemental Investment was disbursed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(g) Repayment of Total Investment. Subject to the terms hereof, JOBBER shall be liable to repay the full amount of the Total Investment to MPC. The foregoing notwithstanding, if JOBBER delivers the Minimum Annual Gasoline Volume to the Retail Outlets for resale at retail in each Contract Year, JOBBER’s obligation to repay the Total Investment to MPC shall be fully discharged.

(h) Gasoline Deficiency Amount. If JOBBER does not deliver the Minimum Annual Gasoline Volume to the Retail Outlets for resale at retail, in any Contract Year, and JOBBER is currently failing to meet the Minimum Station Count, JOBBER will, at JOBBER’s option: (i) pay MPC the Gasoline Deficiency Amount due as described in Section 3(h)(1) (“Payment Option”); or, (ii) extend the Term as described in Section 3(h)(2) (“Extension Option”). MPC will invoice JOBBER for Gasoline Deficiency Amounts within sixty (60) days following the end of each Contract Year for which the Gasoline Deficiency Amount is due. To elect the Extension Option and extend the Term, JOBBER must provide written notice to MPC within five (5) days from JOBBER’s receipt of the Gasoline Deficiency Amount invoice. If (a) JOBBER fails to provide timely written notice to MPC; (b) JOBBER has already exercised the Extension Option on three (3) prior occasions during the Term; or (c) the Extension Option would extend the Extension Period to a period of more than two (2) calendar years, then JOBBER shall pay the Gasoline Deficiency Amount invoice as described in the Payment Option.

(1) Payment Option. Payment of the Gasoline Deficiency Amount shall be due from JOBBER via electronic funds transfer (EFT) within ten (10) days of receipt of invoice.

(2) Extension Option. MPC and JOBBER shall execute an amendment to this Agreement, to extend the Extension Period by the number of calendar quarters calculated as follows:

Additional Calendar Quarter(s)
= (1 - (A+ Minimum Annual Gasoline Volume)) x 4

Where:

A = The number of gallons of MARA THON® branded gasoline purchased by JOBBER directly from MPC and delivered to the Retail Outlets, for resale at retail in the applicable Contract Year; and
Additional Calendar Quarter(s) is rounded up to the nearest number of calendar quarters.

In illustration, and not limitation of the foregoing, if the Minimum Annual Gasoline Volume is [***] gallons and JOBBER purchases [***] gallons in the applicable Contract Year:

Additional Calendar Quarter(s) [***]

The Additional Calendar Quarter(s), calculated as [***], is rounded up to the nearest number of calendar quarters, which is one (1) calendar quarter.

In the event that this Agreement terminates during a Contract Year, the total volume of MARATHON® branded gasoline which JOBBER has purchased from the Anniversary Date of the Contract Year to the effective date of termination shall be compared to the prorated Minimum Annual Gasoline Volume in calculating the Gasoline Deficiency Amount, if any, due for the Contract Year. The Minimum Annual Gasoline Volume for the Contract Year shall be prorated by comparing the number of calendar months after the month termination is effective, taken to the closest month, to the twelve months of the Contract Year.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Notwithstanding the foregoing, no Gasoline Deficiency Amount will be due, regardless of volume, if JOBBER is meeting the Minimum Station Count.

4.	Rebates.

(a) Gasoline Rebates.

(1) Calculation of Gasoline Rebates. For any calendar month of any Contract Year in which JOBBER has purchased and delivered the volume of MARATHON® branded gasoline indicated in the table below directly from MPC to the Retail Outlets for resale at retail, monthly MPC shall pay JOBBER the corresponding rebate amount, on the corresponding rebate volume of MARATHON® branded gasoline purchased by JOBBER directly from MPC and delivered to the Retail Outlets, for resale at retail, in the calendar month:

[***]

(2) Gasoline Rebate Limits. Any term, provision or condition of this Agreement to the contrary notwithstanding, JOBBER acknowledges and agrees that:

(A) no rebates shall be earned or paid with respect to gallons of MARATHON® branded gasoline purchased directly from MPC and delivered to the Retail Outlets, for resale at retail, in any calendar month of any Contract Year in which JOBBER purchases directly from MPC at a Select Terminal and delivers to the Retail Outlets, for resale at retail, less than [***] gallons of MARA THON® branded gasoline;

(B) no rebates shall be earned or paid with respect to gallons of MARA THON® branded gasoline purchased directly from MPC at a Select Terminal and delivered to the Retail Outlets in any calendar month of any Contract Year in excess of [***] gallons; and

(C) no rebates shall be earned or paid with respect to gallons of MARA THON® branded gasoline not purchased directly from MPC at a Select Terminal in a relevant time period or delivered to any motor fuel retail outlet other than the Retail Outlets in a relevant time period.

(b) Seasonality Adjustments. JOBBER may propose, at its option, seasonal adjustments to the monthly gasoline rebate trigger volumes applicable to the earning of rebates in Section 4(a)(1), provided, however, that the sum of the monthly minimum rebate trigger volumes for gasoline in the Contract Year, as seasonally adjusted, is equal to sum of the equivalent, unmodified, monthly minimum rebate trigger volumes already in place. Seasonal adjustments to the volumes set forth in Section 4(a)(1) will be made as mutually agreed upon by the Parties and effective upon written amendment signed by both Parties. Such seasonality adjustment proposal must be submitted to MPC in writing not later than sixty (60) days prior to the start of the applicable Contract Year. In the event JOBBER does not make a timely nomination under this Section 4(b), MPC is not obligated to agree to the seasonality adjustment proposal and the minimum monthly volumes already in place will continue to apply absent a signed, written amendment to the contrary.

(c) Annual Gasoline Rebate True-Up. If JOBBER’s purchases of MARATHON® branded gasoline in any Contract Year during the Term exceeds the Minimum Annual Gasoline Volume, but JOBBER fails to purchase [***] gallons (or the seasonality adjusted monthly minimum rebate trigger volumes) of MARATHON® branded gasoline in any calendar month of such Contract Year (an “Adjustable Month”), MPC agrees that JOBBER may allocate gallons of MARATHON® branded gasoline purchased during the Contract Year in excess of the Minimum Annual Gasoline Volume to the Adjustable Month, to allow JOBBER to earn a rebate in such Adjustable Month, if any, in accordance with Section 4(a)(1) that would not have otherwise been earned. In the event there are two or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

more Adjustable Months in the Contract Year and prior to making an allocation that triggers a second rebate tier, JOBBER must allocate gallons in a manner that all Adjustable Months earn rebates at the first rebate tier. To allocate gallons, JOBBER must provide written notice to MPC within thirty (30) days after the end of the Contract Year. JOBBER’s notice must include sufficient detail to allow MPC to make an accurate and appropriate allocation. If JOBBER fails to provide timely or adequate written notice to MPC, no allocation shall occur. In the event the allocations contemplated in this Section 4(c) result in additional rebates for a Contract Year, JOBBER will receive such excess amount as an adjustment. Adjustments due to JOBBER pursuant to this Section 4(c) will be remitted in the form of a credit memorandum issued by MPC, on or before the last day of the calendar month of February.

(d) Distillate Rebates.

(1) Calculation of Distillate Rebates. For any calendar month of any Contract Year in which JOBBER has purchased and delivered the volume of MARATHON® branded distillate indicated in the table below directly from MPC to the Retail Outlets for resale at retail, MPC shall pay JOBBER the corresponding rebate amount, on the corresponding rebate volume of MARATHON® branded distillate purchased by JOBBER directly from MPC and delivered to the Retail Outlets, for resale at retail, in the calendar month:

[***]

(2) Distillate Rebate Limits. JOBBER acknowledges that:

(A) MPC shall not pay a rebate on any gallon of MARATHON® branded distillate in any calendar month of any Contract Year in which JOBBER has purchased directly from MPC and delivered to the Retail Outlets for resale at retail less than [***] gallons of MARATHON® branded distillate in that calendar month;

(B) MPC shall not pay a rebate on any gallon of MARATHON® branded distillate purchased by JOBBER directly from MPC and delivered to the Retail Outlets in any calendar month of any Contract Year in excess of [***] gallons;

(C) MPC shall not pay a rebate on any gallon of MARATHON® branded distillate that is not (i) purchased by JOBBER directly from MPC in the relevant period, or (ii) delivered to any motor fuel retail outlet other than the Retail Outlets; and

(D) if the first Contract Year occurs on a day other than the first day of a calendar month, the Agreement expires or is terminated on a day other than on the last day of a calendar month, or both, the monthly volume requirements and rebate volume limits expressed in this Section will be prorated in a manner directly proportionate to the number of days of such calendar month.

(e) Payment of Rebates. MPC shall pay rebates due to JOBBER under this Section in the form of a credit memorandum issued on a calendar month basis. The foregoing notwithstanding, if any Retail Outlet is not in compliance with the Image and Identification Standards, as of October 1, 2018, and during each calendar month thereafter, or any month in which JOBBER fails to meet the Minimum Station Count, MPC, may hold rebates otherwise due and owing under this Section for all Retail Outlets on account, without interest, until the earlier of (1) the date upon which JOBBER demonstrates that all of the Retail Outlets are in compliance with the Image and Identification Standards; or (2) the date of termination or expiration of this Agreement. If JOBBER has failed to demonstrate full compliance by the date of termination or expiration of this Agreement, MPC may transfer all rebates then held on account to MPC’s own account, and upon such transfer, JOBBER releases MPC and waives any collection right to or claim for the payment or receipt thereof.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

5. Volume Determination.

(a) Terminal Pulls. For all purposes under this Agreement, the volume of MARATHON® branded gasoline and delivered to the Retail Outlets for resale at retail in a relevant time period will be construed to equal the volume of MARATHON® branded gasoline that JOBBER purchased directly from MPC in such time period; except that any volumes of MARATHON® branded gasoline delivered by JOBBER in such time period to a retail motor fuel outlet other than a Retail Outlet, as identified on exhibit A will not be deemed to be volumes of MARATHON® branded gasoline delivered for resale at retail to the Retail Outlets in such time period.

(b) Audit. JOBBER shall (i) retain all records and books related to JOBBER’s volumes delivered to the Retail Outlets (“Records”) for a period of at least two years from the date of delivery; and (ii) maintain its Records in such manner as to allow MPC, and its authorized representative, upon inspection thereof, to verify the accuracy of JOBBER’s volumes delivered to the Retail Outlets. With reasonable advance notice by MPC, JOBBER shall permit MPC or its authorized representative, at reasonable times and at MPC’s expense, to review and audit the Records.

6. Image and Identification Standards. At no cost or expense to MPC other than the Total Investment, JOBBER will cause all MARATHON® retail outlets supplied by JOBBER to comply, at all times, with the Image and Identification Standards.

7. Adding Locations to Exhibit A; Supplemental Investment.

(a) Addition of Retail Outlets. JOBBER and MPC may amend exhibit A to add, under the terms for adding “Branded Outlets” in the Product Supply Agreement, one or more motor fuel retail outlets. JOBBER will pay all expenses necessary to convert or refresh such outlets to a MARATHON® retail outlet, except as provided in Subsection (c) below.

(b) Conditions Precedent to Addition of Retail Outlets. The addition of one or more retail outlets to exhibit A pursuant this Section is subject to the fulfillment of all the following conditions:

(1) All Retail Outlets are in full compliance with Image and Identification Standards for MARATHON® branded outlets;

(2) JOBBER has notified MPC of JOBBER’s proposal to add one or more motor fuel retail outlet(s) to exhibit A and MPC approves of the reimaging or conversion of such motor fuel retail outlets to MARATHON® branded outlets; and

(3) JOBBER and MPC agree to a Committed Volume for each such motor fuel retail outlet.

If each of the foregoing conditions is not fulfilled on or before the last date of the Term and MPC does not waive fulfillment of any unfulfilled condition, the Parties will not amend exhibit A to add any motor fuel retail outlets pursuant to this Section.

(c) Supplemental Investment. For any motor fuel retail outlet added to this Agreement, by written amendment to exhibit A effective during Contract Years One, Two and Three, MPC will pay to JOBBER, funds up to the amount of $[***] gallons of Committed Volume associated with such added retail outlet, to reimburse certain expenses necessary to convert the motor fuel retail outlet to a MARATHON® retail outlet. Disbursements of Supplemental Investment pursuant to Subsection (c) of this Section may be pro-rated on a straight-line basis.

Notwithstanding the foregoing, historical sales will be based upon written documentation evidencing the previous twelve (12) months gasoline sales as provided by JOBBER and agreed upon by MPC. Disbursements of Supplemental Investment may be pro-rated in a straight-line basis based upon historical gasoline sales.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(d) Use of Supplemental Investment. JOBBER will use the Supplemental Investment to cause the motor fuel retail outlets added to exhibit A pursuant to Subsection (a) of this Section, to meet the Image and Identification Standards and the Parties’ agreed image plan for added motor fuel retail outlets.

(e) Disbursement of Supplemental Investment. MPC has no obligation to pay the Supplemental Investment to JOBBER until MPC has received from JOBBER:

(1) documentation evidencing, to MPC’s sole satisfaction, JOBBER’s proper release and termination of existing contractual obligations with respect to motor fuel retail outlets added to exhibit A pursuant to Subsection (a) of this Section, as to the rebranding of which JOBBER represents and warrants that it has developed its plans as a result of market assessments and other business judgments made by JOBBER before entering discussion with MPC regarding, and independent of, this Agreement; and

(2) photographs documenting the completion of all mutually agreed upon reimaging work at each of the Retail Outlets. JOBBER shall manage the reimaging and conversion work described in Subsection (d) of this Section, subject to MPC’s prior approval of the reimaging plan developed by JOBBER for each Retail Outlet, and the contractor(s) hired by JOBBER to perform the work. MPC shall reimburse JOBBER for any incurred expenditures within thirty (30) days following receipt of required photographs. Any deficiency of funds for completing the work described in Subsection (d) of this Section at a motor fuel retail outlet added to exhibit A pursuant to Subsection (d) of this Section shall be at the sole cost of JOBBER.

(f) Added Outlets; Amendment.

(1) Any motor fuel retail outlet added to exhibit A pursuant to this Section;

(A) will be a Retail Outlet from and after the effective date of the amendment executed by MPC and JOBBER so as to add the retail outlet to exhibit A; and

(B) will comply with the then-current Image and Identification Standards for MARATHON® branded outlets, including those standards stated in MPC’s “Image Standards” Manual, and the Parties’ agreed image plan for motor fuel retail outlets added to this Agreement, within ninety (90) days following the effective date of the amendment executed by MPC and JOBBER so as to add the retail outlet to exhibit A.

(2) If one or more retail outlets is added to exhibit A pursuant to this Section, for which JOBBER will receive a disbursement of Supplemental Investment, MPC and JOBBER will execute an amendment to this Agreement, effective as of the first day of the calendar quarter in which the disbursement was made, to reflect each of the following:

(A) an incremental increase in the annual cap on Gasoline Deficiency Amount by an amount equal to the amount derived by dividing the Supplemental Investment by the number of Contract Years remaining in the Term; and

(B) an incremental increase in the Minimum Station Count by the number of retail outlets added to exhibit A.

(g) ID Signs. MPC shall provide and own, at its own cost and expense, a MARATHON logo sign at each motor fuel retail outlet added to exhibit A Pursuant to this section.

(h) Removal of Retail Outlets. During the term and upon JOBBER’s written notice to MPC, MPC and JOBBER shall amend exhibit A to remove one or more Retail Outlets, which have been sold or permanently closed.

8. Default and Termination. Upon the occurrence of any Termination Event, MPC may choose to:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(a) immediately terminate this Agreement without advance notice of termination to JOBBER, written or otherwise, and

(b) receive from JOBBER, without prior demand, that amount, which shall be immediately due and payable, equal to the sum of:

(1) the unamortized amount of Investment Part A, as contemplated by Section 3(c) at the time the Termination Event occurs;

(2) the unamortized amount of Investment Part B, as contemplated by Section 3(d), at the time the Termination Event occurs;

(3) any and all Gasoline Deficiency Amounts related to JOBBER’s election of the Extension Option as contemplated by Section 3(h);

(4) the unamortized amount of the Supplemental Investment, if any, as contemplated by Section 3(f) at the time the Termination Event occurs; and

(5) the amount of rebates paid or credited under Section 4(e) of this Agreement at the time the Termination Event occurs multiplied by the number of months remaining in the Term/96.

9. Miscellaneous.

(a) Payment. Unless a different time frame for payment is otherwise stated in this Agreement, payment of any amount due pursuant to this Agreement will be made to MPC within 30 days from the invoice date.

(b) Assignment. Except with MPC’s prior written consent, JOBBER will not assign JOBBER’s interest in, or delegate JOBBER’s duties under, this Agreement, including by merger, consolidation, dissolution or operation of law. Any such unauthorized assignment or delegation will be null, void and of no force or effect and will constitute a Termination Event. In no event will any assignment relieve JOBBER of its obligations hereunder.

(c) Amendment. No amendment or modification of this Agreement will be effective unless made in writing signed by authorized representatives of both Parties.

(d) Remedies. Remedies stated in this Agreement for breach or default, except as may be specifically provided, are cumulative and not exclusive. Nothing in this Agreement will prevent either Party from obtaining or pursuing, other or additional remedies to which such Party may be entitled by law or in equity.

(e) Waiver. No waiver of satisfaction of a condition or nonperformance of an obligation under this Agreement will be effective unless it is in writing and signed by the Party granting the waiver.

(f) Notices. Any notice or the like required or permitted in this Agreement will be sent to the appropriate Party at said Party’s address first shown above. Notice will be deemed given when received.

(g) Severability. If any provision or term of this Agreement is determined by a court with appropriate jurisdiction to be in conflict with any state or federal law or otherwise so determined to be illegal, unenforceable or invalid, the validity of the remaining terms and provisions will not otherwise be affected thereby and the rights and obligations of the Parties will be construed and enforced as if the Agreement did not contain the term or provision held to be invalid.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(h) Binding Effect. All rights conferred by this Agreement will be binding upon, insure to the benefit of, and be enforceable by or against the respective successors and assigns of the Parties hereto.

(i) Headings. The descriptive headings in the Agreement are inserted for convenience only and do not control or affect the meaning, construction, or interpretation of or constitute a part of this Agreement.

(j) Integration; Anti-Reliance. This Agreement contains the entire agreement between the Parties relating to its subject matter and supersedes and cancels all prior agreements, oral or written, relating to the subject matter of this Agreement. JOBBER acknowledges that because it is not relying on any statements made by MPC to JOBBER, other than in this Agreement, regarding the subject matter of this Agreement, JOBBER shall have no basis for bringing any claim for fraud in connection with any such statements.

(k) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(l) Electronic Signatures. The Parties may execute this Agreement electronically with the intent that such electronic signature will have the same effect as a handwritten original signature. By signing electronically, JOBBER and MPC acknowledge that they have read, understand and hereby agree to be bound by the electronic signatures applied to this Agreement in the same manner as if such Parties had signed this Agreement with handwritten original signatures.

The Parties are signing this Rollover and Master Branding Agreement as of the day and year first written above.

GPM PETROLEUM, LLC

By:	/s/ Arie Kotler
Name:	Arie Kotler
Its:	Chief Executive Officer

GPM PETROLEUM, LLC
By:	/s/ Chris Giacobone
Name:	Chris Giacobone
Its:	Chief Operating Officer

MARATHON PETROLEUM COMPANY LP
By: MPC Investment LLC, its General Partner

By:	/s/ William D. McCleave
Name:	William D. McCleave
Its:	Brand Marketing Vice President

/s/ Marland Turner
Approved As To Form

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

EXHIBIT A

TO ROLLOVER AND MASTER BRANDING AGREEMENT

Dated January 4, 2019, Between

GPM PETROLEUM, LLC and MARATHON PETROLEUM COMPANY LP

Retail Outlets